Exhibit 99.7

Combined and Consolidated Financial Statements of

TIG Trinity Management, LLC and Subsidiary and

TIG Trinity GP, LLC and Subsidiaries

Nine months ended September 30, 2022, and 2021

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Combined and Consolidated Financial Statements – Table of Contents

Page
Combined and Consolidated Statements of Financial Position	1

Combined and Consolidated Statements of Operations (Unaudited)	2

Combined and Consolidated Statements of Changes in Members’ Equity (Unaudited)	3

Combined and Consolidated Statements of Cash Flows (Unaudited)	4

Notes to the Combined and Consolidated Financial Statements	5 - 17

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Combined and Consolidated Statements of Financial Position

As of September 30, 2022 (Unaudited) and December 31, 2021

(Expressed in United States Dollars)

	As of	As of
	September 30, 2022	December 31, 2021
Assets

Current assets:
Cash and cash equivalents	$3,396,290	$8,269,886
Restricted cash	4,500,000	—
Investments at fair value (Affiliated funds)	13,291,254	18,124,708
Fees receivable	10,921,222	38,364,976
Prepaid expenses	65,659	—

Total current assets	32,174,425	64,759,570

Non-current assets:
Investments at fair value (Unaffiliated management companies, cost $102,850,052 as of September 30, 2022, and December 31, 2021, respectively)	134,932,997	125,904,375
Fixed assets, net of accumulated depreciation/amortization of $705,406 and $651,853 as of September 30, 2022, and December 31, 2021, respectively	154,739	208,291
Due from TIG/TMG	2,500,020	—
Lease right-of-use assets	3,027,506	—
Other assets	411,738	887,737

Total non-current assets	141,027,000	127,000,403

Total assets	$173,201,425	$191,759,973

Liabilities

Current liabilities:
Accrued compensation and profit sharing	$2,767,109	$8,387,350
Accounts payable and accrued expenses	5,053,243	4,641,964
Term Loan, current portion	9,000,000	9,000,000
Lease liabilities, current portion	1,175,078	—

Total current liabilities	17,995,430	22,029,314

Non-current liabilities:
Term Loan (net of current portion of debt issuance costs $278,612 and $339,151 as of September 30, 2022, and December 31, 2021, respectively)	33,471,388	33,410,849
Lease liabilities	1,933,329	—
Due to TIG/TMG	—	2,207,280

Total non-current liabilities	35,404,717	35,618,129

Total liabilities	53,400,147	57,647,443

Total members’ equity	119,801,278	134,112,530

Total liabilities and members’ equity	$173,201,425	$191,759,973

See accompanying notes to the combined and consolidated financial statements.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Combined and Consolidated Statements of Operations (Unaudited)

For the nine months ended September 30, 2022, and 2021

(Expressed in United States Dollars)

	September 30,
	2022	2021
Income:
Incentive fees	$816,224	$13,482,326
Management fees	34,007,308	33,345,473

Total income	34,823,532	46,827,799

Expenses:
Compensation and employee benefits	10,036,574	11,296,575
Occupancy costs	1,070,057	1,000,791
Systems, technology, and telephone	1,814,821	1,703,040
Professional fees	2,034,879	2,660,354
Depreciation and amortization	114,091	123,719
Business insurance expenses	255,348	219,457
Interest expense	1,756,658	1,681,483
Travel and entertainment	799,499	188,447
Merger expenses	3,377,583	737,500
Other business expense	587,452	503,349

Total expenses	21,846,962	20,114,715
Other income:
Other investment gains (losses)	9,009,745	(364,805)

Income before taxes	21,986,315	26,348,279

Income tax expense	(911,250)	(587,349)

Net income	$21,075,065	$25,760,930

See accompanying notes to the combined and consolidated financial statements.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Combined and Consolidated Statements of Changes in Members’ Equity (Unaudited)

For the nine months ended September 30, 2022, and 2021

(Expressed in United States Dollars)

	September 30,
	2022	2021
Members’ equity, opening of period	$134,112,530	$87,783,995
Member equity distributions	(35,386,317)	(35,483,106)
Member equity contributions	—	15,915,826
Net Income	21,075,065	25,760,930

Members’ equity, ending of period	$119,801,278	$93,977,645

See accompanying notes to the combined and consolidated financial statements.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Combined and Consolidated Statements of Cash Flows (Unaudited)

For the nine months ended September 30, 2022, and 2021

(Expressed in United States Dollars)

	September 30,
	2022	2021
Cash flows from operating activities:
Net income	$21,075,065	$25,760,930
Adjustments to reconcile net income to net cash provided by operating activities:
Other investment gain (loss), net	(9,009,745)	364,805
Depreciation and amortization	114,091	123,719
Non-cash lease expense	830,758	—

Increase/decrease in operating assets and liabilities:
Decrease/(increase) in fees receivable	27,443,754	(444,456)
Decrease in other receivable	—	1,150,000
Decrease/(increase) in other assets	475,999	87,853
Increase in due from TIG/TMG	(2,500,020)	—
Increase in prepaid expenses	(65,659)	(209,423)
Decrease in due to TIG/TMG	(2,207,280)	(4,300,693)
Decrease in accrued compensation and profit sharing	(5,620,241)	(2,120,338)
Decrease in lease liabilities	(749,857)	—
Increase/(decrease) in accounts payable and accrued expenses	411,279	(5,968,781)

Net cash provided by operating activities	30,198,144	14,443,616

Cash flows from investing activities:
Purchases of investments (affiliated funds)	(1,286,883)	(6,515,991)
Purchases of investments (unaffiliated management companies)	—	(13,925,652)
Sales of investments (affiliated funds)	6,101,460	11,381,608

Net cash provided by (used in) investing activities	4,814,577	(9,060,035)

Cash flows from financing activities:
Member distributions	(35,386,317)	(35,483,106)
Member contributions	—	15,915,826
Increase in due from members	—	4,136,780
Repayment of term loan	—	(2,189,462)

Net cash used in financing activities	(35,386,317)	(17,619,962)

Net decrease in cash, cash equivalents and restricted cash	(373,596)	(12,236,381)

Cash, cash equivalents and restricted cash at beginning of period	8,269,886	13,955,755

Cash, cash equivalents and restricted cash at end of period	$7,896,290	$1,719,374

Supplemental Disclosure of Non-Cash Information:
Current period recognition of operating lease right-of-use asset	$3,858,264	—
Current period recognition of operating lease liability	$3,858,264	—

Supplemental Disclosure of Cash Flow Information:
Cash Paid for Taxes	$1,600,583	$199,960
Cash Paid for Interest	$1,625,823	$1,701,945

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$3,396,290	$1,719,374
Restricted cash	$4,500,000	—

See accompanying notes to the combined and consolidated financial statements.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

For the nine months ended September 30, 2022, and 2021 (Unaudited)

(Expressed in United States Dollars)

1.	Reporting Organization

TIG Trinity Management, LLC and TIG Trinity GP, LLC were formed in the State of Delaware on August 23, 2018, and became operationally active on November 1, 2018. TIG Trinity Management, LLC offers investment advisory services to its clients which currently include private investment funds and SMAs (the “Funds”). TIG Trinity GP, LLC acts as the general partner to certain funds. Certain subsidiaries listed in Note 2 (b) have formation dates prior to August and November 2018.

2.	Basis of Preparation

(a)	Basis of Presentation

The accompanying combined and consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”).

In the opinion of management, the statements reflect all adjustments necessary for a fair presentation of the financial position, results of operations and cash flows of the Company on a combined and consolidated basis; and all such adjustments are of a normal recurring nature. Operating results for the nine month period ended September 30, 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022 or any other period.

(b)	Basis of Combination and Consolidation

The combined and consolidated financial statements include TIG Trinity Management, LLC, and its wholly owned subsidiary, TIG Advisors LLC. TIG Trinity Management and its wholly owned subsidiary are combined with TIG Trinity GP, LLC and its wholly owned subsidiaries, TFI Partners LLC and TIG SL Capital LLC (collectively, the “Company”). TIG Trinity Management, LLC, TIG Trinity GP, LLC and Subsidiaries financial statements have been combined for presentation purposes. The financial position, results of operations and cash flows presented herein do not represent those of a single legal entity. These entities share common ownership, control, and management. All inter-company balances have been eliminated in consolidation. All significant inter-company accounts and transactions have been eliminated in combination.

The Company evaluates its relationships with other entities to identify whether they are variable interest entities (“VIEs”) as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation (“ASC 810”) and assesses whether the Company is the primary beneficiary of such entities as defined under ASC 810. If the determination is made that the Company is the primary beneficiary, the entity in question is included in the combined and consolidated financial statements of the Company. Based on management’s analysis of the Company’s relationship with the private investment funds, the private investment funds are VIEs of the Company, but the Company is not the primary beneficiary of the private investment funds, therefore, the private investment funds have not been consolidated by the Company.

(c)	Use of Estimates and Judgments

The preparation of combined and consolidated financial statements in conformity with U.S. GAAP requires management to make judgments, estimates and assumptions that affect the application of policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates.

3.	Significant Accounting Policies

The accounting policies as set out below have been applied consistently by the Company during the relevant periods.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

For the nine months ended September 30, 2022, and 2021 (Unaudited)

(Expressed in United States Dollars)

3.	Significant Accounting Policies (continued)

The significant accounting policies applied by the Company are as follows:

(a)	Cash and Cash Equivalents

Cash comprises cash deposited with the bank which, at times, may exceed federally insured limits. The Company is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. Management monitors the financial condition of such financial institutions and does not anticipate any losses from these counterparties. At September 30, 2022, cash is primarily held at Texas Capital Bank in a U.S. noninterest-bearing checking account, which is Federal Deposit Insurance Corporation (“FDIC”) insured up to $250,000.

(b)	Restricted Cash

Restricted cash represents cash required to be held as a collateral reserve amount related to the term loan and is not available for general liquidity needs.

(c)	Income Taxes

For income tax purposes, the Company reports income and expenses on an accrual basis and is treated as a partnership for federal and state income tax purposes. The individual owners (the “Members”) are required to report their respective shares of the Company’s taxable income or loss in their individual income tax returns and are personally liable for any related taxes thereon. Accordingly, no provision for federal income taxes is made in the combined and consolidated financial statements of the Company. The Company is subject to 4% New York City Unincorporated Business Tax.

The Company is subject to ASC 740, Accounting for Uncertainty in Income Taxes. This standard defines the threshold for recognizing the benefits of tax-return positions in the financial statements as “more-likely-than-not” to be sustained by the taxing authority and requires measurement of a tax position meeting the more-likely-than-not criterion, based on the largest benefit that is more than 50 percent likely to be realized. Management has analyzed the Company’s tax positions taken with respect to applicable income tax issues for all open tax years (in each respective jurisdiction) and has concluded that no provision for income tax is required in the Company’s combined and consolidated financial statements.

(d)	Fixed Assets

Equipment and furniture are recorded at cost and depreciated using the straight-line method over the estimated useful lives of five years. Leasehold improvements are stated at cost and amortized using the straight-line method over the remaining term of the lease.

(e)	Fair Value of Assets and Liabilities

Due to their nature, the carrying values of the Company’s financial assets such as fees receivable, other receivable, due from members, and due from TIG/TMG and financial liabilities such as accounts payable and accrued compensation and due to TIG/TMG approximate their fair values.

(f)	Leases

Effective January 1, 2022, the Company adopted ASC Topic 842, Leases (“ASC 842”) using the modified retrospective approach and applied the standard only to leases that existed at that date. Under the modified retrospective method, the Company does not need to restate the comparative periods in transition and will continue to present financial information and disclosures for periods before January 1, 2022 in accordance with ASC Topic 840. The Company has elected the package of practical expedients allowed under ASC Topic 842, which permits the Company to account for its existing operating leases as operating leases under the new

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

For the nine months ended September 30, 2022, and 2021 (Unaudited)

(Expressed in United States Dollars)

3.	Significant Accounting Policies (continued)

guidance, without reassessing the Company’s prior conclusions about lease identification, lease classification and initial direct cost. As a result of the adoption of the new lease accounting guidance on January 1, 2022, the Company recognized no cumulative adjustment to members’ equity.

The Company determines the initial classification and measurement of its right-of-use assets and lease liabilities at the lease commencement date and thereafter if modified. The lease term includes any renewal options and termination options that the Company is reasonably assured to exercise. The present value of lease payments is determined by using the interest rate implicit in the lease, if that rate is readily determinable; otherwise, the Company uses its incremental borrowing rate. The incremental borrowing rate is determined by using the rate of interest that the Company would pay to borrow on a collateralized basis an amount equal to the lease payments for a similar term and in a similar economic environment.

The Company has elected the practical expedient to not separate lease and non-lease components. The Company’s non-lease components are primarily related to maintenance, insurance and taxes, which varies based on future outcomes and is thus recognized in lease expense when incurred.

(g)	Income Recognition & Fees Receivable

Management fees and incentive fees are accounted for as contracts with customers. Under the guidance for contracts with customers, an entity is required to (a) identify the contract(s) with a customer, (b) identify the performance obligations in the contract, (c) determine the transaction price, (d) allocate the transaction price to the performance obligations in the contract and (e) recognize revenue when (or as) the entity satisfies a performance obligation. In determining the transaction price, an entity may include variable consideration only to the extent that it is probable that a significant reversal in the amount of the cumulative revenue recognized would not occur when the uncertainty associated with the variable consideration is resolved.

Management Fees – The Company is entitled to receive management fees as compensation for administering and managing the affairs of the funds. Management fees are normally received in advance each quarter and recognized monthly as services are rendered. The management fees for our affiliated funds are calculated using approximately 0.75% to 1.5% of the net asset value of the funds’ underlying investments. The management fees for our unaffiliated management companies are calculated using approximately 0.75% to 1.75% of the net asset value of the funds’ underlying investments. There are customer contracts that require the Company to provide investment services, which represents a performance obligation that the Company satisfies over time. Management fees are a form of variable consideration because the amount the Company is entitled to vary based on fluctuations in the basis for the management fee. Management fees recognized for the nine months ended September 30, 2022, and 2021 totaled $34,007,308 and $33,345,473, respectively, of which the Company recognized $24,079,732 and $21,530,888 from its affiliated funds and $9,927,576 and $11,814,585 from its profit and revenue-share investments in unaffiliated management companies for the nine months ended September 30, 2022, and 2021, respectively.

Incentive Fees – The Company is entitled to receive incentive fees if certain targeted returns have been achieved as stipulated in the governing documents. Incentive fees are normally received and recognized annually. The incentive fees for our affiliated funds are calculated using 15% to 20% of the net profit/income. The incentive fees for our unaffiliated management companies are calculated using 15% to 20% or 15% to 35%, subject to a 10% hurdle, of the net profit/income. Incentive fees recognized for the nine months ended September 30, 2022, and 2021 totaled $816,224 and $13,482,326, respectively, of which the Company recognized $205,774 and $11,863,978 from its affiliated funds and $610,450 and $1,618,348 from its profit and revenue-share investments in unaffiliated management companies for the nine months ended September 30, 2022, and 2021, respectively. Incentive fees are recognized when it is determined that they are no longer probable of significant reversal. Given the nature of each fee arrangement, contracts with customers are evaluated on an individual basis to determine the timing of revenue recognition. Significant judgment is involved in making such determination.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

For the nine months ended September 30, 2022, and 2021 (Unaudited)

(Expressed in United States Dollars)

3.	Significant Accounting Policies (continued)

Fees receivable includes management and incentive fees earned during the period ended September 30, 2022, and December 31, 2021, respectively. The Company evaluates its fee receivables and establishes an allowance for doubtful accounts based on history of past write offs and collections. Fees receivable as of September 30, 2022, and December 31, 2021, totaled $10,921,221, and $38,364,976, respectively. There was no allowance at September 30, 2022 and December 31, 2021.

Unaffiliated management companies or external strategic managers are global alternative asset managers, with whom the Company makes strategic minority investments in and actively participates in order to leverage the collective resources and synergies to facilitate the growth of the respective businesses.

	Management Fees
	Nine Months Ended September 30,
	2022	2021
Affiliated Funds	$24,079,732	$21,530,888
Unaffiliated Management Companies	9,927,576	11,814,585

Total Management Fees	$34,007,308	$33,345,473

	Incentive Fees
	Nine Months Ended September 30,
	2022	2021
Affiliated Funds	$205,774	$11,863,978
Unaffiliated Management Companies	610,450	1,618,348

Total Incentive Fees	$816,224	$13,482,326

The table below presents details of our total income by type and strategy for the nine months ended September 30, 2022 and 2021.

	Nine Months Ended September 30,
	2022	2021
Management Fees:
TIG Arbitrage	$24,079,732	$21,530,888
Unaffiliated Management Companies:
Real Estate Bridge Lending Strategy	5,800,605	8,757,585
European Equities	2,871,363	2,128,036
Asian Credit and Special Situations	1,255,608	928,964

Unaffiliated Management Companies Subtotal	9,927,576	11,814,585

Total Management Fees	$34,007,308	$33,345,473

Incentive Fees:
TIG Arbitrage	$205,774	$11,863,978
Unaffiliated Management Companies:
European Equities	610,034	1,446,936
Asian Credit and Special Situations	416	171,412

Unaffiliated Management Companies Subtotal	610,450	1,618,348

Total Incentive Fees	$816,224	$13,482,326

Total Income	$34,823,532	$46,827,799

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

For the nine months ended September 30, 2022, and 2021 (Unaudited)

(Expressed in United States Dollars)

3.	Significant Accounting Policies (continued)

(h)	Other investment gains(losses)

Other investment gains (losses) include the unrealized and realized gains and losses on the Company’s principal Investments. Unrealized income (loss) on investments results from changes in the fair value of the underlying investment, as well as the reversal of unrealized gains (losses) at the time an investment is realized.

(i)	Investments & Fair Value Measurement

The Company elected to carry investments at fair value. Fair value is an estimate of the exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants (i.e., the exit price at the measurement date). Fair value measurements are not adjusted for transaction costs. A fair value hierarchy provides for prioritizing inputs to valuation techniques used to measure fair value into three levels:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 - Inputs other than quoted market prices that are observable, either directly or indirectly, andreasonably available. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the Company.

Level 3 - Pricing inputs are unobservable for the investment and include situations where there is little, if any, market activity for the investment. The inputs into the determination of fair value require significant management judgment or estimation. Investments that are included in this category generally include privately held investments with no liquidity.

An assets or liability’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Availability of observable inputs can vary and is affected by a variety of factors. The members’ use judgment in determining fair value of assets and liabilities and Level 3 assets and liabilities involve greater judgment than Level 1 or Level 2 assets or liabilities. Investments are classified within Level 3 of the fair value hierarchy because they trade infrequently (or not at all) and therefore have little or no readily available pricing. Investments in private operating companies are classified within Level 3 of the fair value hierarchy. The Company has procedures in place to determine the fair value of the Company’s Level 3 investments. Such procedures are designed to assure that the applicable valuation approach is appropriate and that values included in these financial statements are based on observable inputs when possible or that unobservable valuation inputs are reasonable.

Certain investments are measured at fair value using the net asset value (or its equivalent) practical expedient. U.S. GAAP permits the Company, as a practical expedient, to estimate fair value of an investment in an investment entity based on net asset value of the investment entity which is calculated in a manner consistent with the measurement principles of ASC Topic 946, Financial Services-Investment Companies. The Company’s investments in investment companies represent interests in private investment companies that do not trade in an active market and represent investments that may require a lock up or future capital contributions based on existing commitments. The Members have elected to value the investment companies using the net asset value (“NAV”) of each investment company as reported by the investment company without adjustment, unless it is probable that the investment will be sold at a value significantly different than the reported NAV. If the reported NAV of an investment company is not calculated in a manner consistent with the measurement of accounting principles for investment companies generally accepted in the United States, then the Members, adjust the reported NAV to reflect the impact of those measurement principles.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

For the nine months ended September 30, 2022, and 2021 (Unaudited)

(Expressed in United States Dollars)

3.	Significant Accounting Policies (continued)

The Company does not have any commitments to the underlying investment companies, and redemptions are permitted on a monthly basis and require 30 days’ notice. The strategy of the investment companies is a broad range of investment techniques to achieve its primary objective of capital appreciation through all market cycles.

(j)	Recent Accounting Pronouncements

In March 2020, FASB issued Accounting Standards Update (“ASU”) No. 2020-04, Reference Rate Reform: Facilitation of the Effects of Reference Rate Reform on Financial Reporting. The new guidance primarily intends to provide relief to companies that will be impacted by the expected change in benchmark interest rates at the end of 2021, when participating banks will no longer be required to submit London Interbank Offered Rate (LIBOR) quotes by the UK Financial Conduct Authority (FCA). The new guidance allows companies to account for modifications as a continuance of the existing contract without additional analysis as long as the changes to existing contracts are limited to changes to an approved benchmark interest rate. For new and existing contracts, the Company may elect to apply the amendments as of March 12, 2020, through September 30, 2022. The Company is currently assessing the potential impact of the new guidance on the Company’s combined and consolidated financial statements and related disclosures.

In September 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which amends the FASB’s guidance on the impairment of financial instruments. The ASU adds to U.S. GAAP an impairment model (known as the current expected credit loss (“CECL”) model) that is based on expected losses rather than incurred losses. Under the new guidance, an entity recognizes as an allowance its estimate of lifetime expected credit losses, which the FASB believes will result in more timely recognition of such losses. The ASU is also intended to reduce the complexity of U.S. GAAP by decreasing the number of credit impairment models that entities use to account for debt instruments. Further, the ASU makes targeted changes to the impairment model for available-for-sale debt securities. The new CECL standard is effective for annual reporting periods beginning after December 15, 2022, and interim periods therein. The Company is in the process of evaluating the potential impact that this guidance will have on the combined and consolidated financial statements and related disclosures.

(k)	Expenses

The Company will pay for all ordinary and extraordinary expenses incurred by it or on its behalf in connection with the management and operation of the Company, including without limitation, mailing, insurance, legal, auditing, reporting and accounting expenses, taxes, interest on borrowed monies, and third-party out-of-pocket expenses. Expenses are recorded on an accrual basis.

(l)	Subsequent Events

The Company evaluates events and transactions that occur subsequent to September 30, 2022, but prior to the issuance of the combined and consolidated financial statements that may require adjustment or disclosure in the statements. For any events or transactions that provide additional evidence with respect to conditions that existed as of September 30, 2022, including the estimates inherent in the process of preparing financial statements, the Company recognizes such subsequent events through adjustment to the combined and consolidated financial statements. For any events that provide evidence with respect to conditions that did not exist as of, but arose subsequent to, September 30, 2022, the Company considers whether disclosure of the event in Note 15 is appropriate but does not recognize such subsequent events through adjustment to the combined and consolidated financial statements.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

For the nine months ended September 30, 2022, and 2021 (Unaudited)

(Expressed in United States Dollars)

4.	Investments

	September 30, 2022	December 31, 2021
Investment in Affiliated Funds:
TIG Arbitrage Associates Master Fund LP (TFI Partners LLC)	$707,892	$1,668,116
TIG Arbitrage Enhanced Master Fund LP (TFI Partners LLC)	10,589,667	14,668,140
TIG Arbitrage Enhanced, LP (TIG Advisors LLC)	1,823,030	1,611,065
TIG Sunrise Fund LP (TIG SL Capital LLC)	19,363	20,190
Arkkan Opportunities Feeder Fund, Ltd. (TIG Advisors LLC)	103,796	109,691
TIG Securitized Asset Master Fund LP (TIG SL Capital LLC)	47,506	47,506

	13,291,254	18,124,708
Investment in Unaffiliated Management Companies:
Romspen Investment Corporation	71,386,428	74,496,906
Arkkan Capital Management Limited	16,835,990	15,887,115
Zebedee Asset Management	46,710,579	35,520,354

	134,932,997	125,904,375

Total Investments	$148,224,251	$144,029,083

The following table summarizes the valuation of the Company’s investments by level within the ASC 820 fair value hierarchy as of September 30, 2022:

	Level 1	Level 2	Level 3	Total
Investment -Unaffiliated Management Companies	$—	$—	$134,932,997	$134,932,997
Investments -Affiliated Funds (i)				13,291,254

Total				$148,224,251

The following table summarizes the valuation of the Company’s investments by level within the ASC 820 fair value hierarchy as of December 31, 2021:

	Level 1	Level 2	Level 3	Total
Investment -Unaffiliated Management Companies	$—	$—	$125,904,375	$125,904,375
Investments -Affiliated Funds (i)				18,124,708

Total				$144,029,083

(i)

Certain investments that are measured at fair value using the net asset value (or its equivalent) practical expedient have not been categorized in the fair value hierarchy. The fair value amounts presented in this table are intended to permit reconciliation of the fair value hierarchy to the amounts presented in the combined and consolidated statements of financial position.

There were purchases of $0 and $13,925,652 of Level 3 investments during the periods ended September 30, 2022, and December 31, 2021, respectively. There were no transfers in or transfers out of Level 3 for the periods ended September 30, 2022, and December 31, 2021, respectively.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

For the nine months ended September 30, 2022, and 2021 (Unaudited)

(Expressed in United States Dollars)

4.	Investments (continued)

The following provides information on the valuation techniques and nature of significant unobservable inputs used to determine the value of Level 3 assets and liabilities. The inputs are not indicative of the unobservable inputs that may have been used for an individual asset or liability.

Quantitative Information about Level 3 Fair Value Measurements

Investments in Securities	Fair Value September 30, 2022	Valuation Methodology and Techniques	Unobservable Inputs	Range / Weighted Average
Investment in Unaffiliated Management Companies	$134,932,997	Discounted cash flow	Discount rate Long-term growth rate	26%-30% (28%) 3%

Investments in Securities	Fair Value December 31, 2021	Valuation Methodology and Techniques	Unobservable Inputs	Range / Weighted Average
Investment in Unaffiliated Management Companies	$125,904,375	Discounted cash flow	Discount rate Long-term growth rate	26%-30% (28%) 3%

The primary unobservable inputs in the discounted cash flow methodology are the selected discount rate and the long-term growth rate. The discount rate selection for each investment was calibrated using the implied internal rate of return as of the original investment date, adjusted for certain market- and company-specific factors. A decrease to the unobservable discount rate input would have a corresponding increase to the fair value of the investment. The selected long-term growth rate for each investment was based on long-term GDP growth rates in the geographic locations of the underlying Unaffiliated Investment Manager, with consideration for general growth in the asset management industry. An increase to the unobservable growth rate input would have a corresponding increase to the fair value of the investment. There is not a specific interrelationship between these two unobservable inputs.

Investments – Affiliated Funds
Nine Months Ended September, 30
2022
Balance at beginning of period	$18,124,708
Gains/(losses) recognized in other income	(18,877)
Purchases	1,286,883
Sales	(6,101,460)

Balance at end of period	$13,291,254

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

For the nine months ended September 30, 2022, and 2021 (Unaudited)

(Expressed in United States Dollars)

4.	Investments (continued)

Investments – Affiliated Funds
Year Ended December, 31
2021
Balance at beginning of period	$12,997,025
Gains/(losses) recognized in other income	490,860
Purchases	16,088,668
Sales	(11,451,845)

Balance at end of period	$18,124,708

Investments – Unaffiliated Management Companies
Nine Months Ended September, 30
2022
Balance at beginning of period	$125,904,375
Gains/(losses) recognized in other income	9,028,622
Purchases	—
Sales	—

Balance at end of period	$134,932,997

Investments – Unaffiliated Management Companies
Year Ended December, 31
2021
Balance at beginning of period	$97,101,000
Gains/(losses) recognized in other income	14,953,323
Purchases	13,925,652
Sales	(75,600)

Balance at end of period	$125,904,375

There were no transfers between Levels 1, 2 or 3 for the periods presented.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

For the nine months ended September 30, 2022, and 2021 (Unaudited)

(Expressed in United States Dollars)

5.	Fixed Assets

Fixed assets at September 30, 2022, and December 31, 2021 consisted of the following:

	September 30, 2022	December 31, 2021
Office equipment	$139,520	$139,520
Less accumulated depreciation	139,520	128,220

Office equipment, net	—	11,300

Leasehold improvements	720,624	720,624
Less accumulated amortization	565,885	523,633

Leasehold improvements, net	154,739	196,991

Fixed assets, net	$154,739	$208,291

Depreciation and amortization expense was $114,091 and $123,719 for the nine months ending September 30, 2022 and 2021, respectively.

6.	Retirement Plans

The Company sponsors a defined contribution 401(k) plan for the benefit of its employees. The plan allows employees to contribute a percentage of their salary subject to certain limitations, set forth by the Internal Revenue Service, on a pretax basis. At its discretion, the Company can make profit sharing plan contributions to the participants’ accounts. The Company’s contributions for the periods ended September 30, 2022, and December 31, 2021, were $202,089 and $256,850, respectively, all of which was payable at year end and is included in accounts payable and accrued expenses on the combined and consolidated statements of financial position.

7.	Related Party Transactions

Due from members represents amounts advanced to members for various expenses. This amount has no stated interest rate or repayment terms.

Due from/to TIG/TMG represents amounts owed to or from entities which are related to TIG Trinity Management LLC such as Tiedemann Investment Group (“TIG”) and Tiedemann Management Group (“TMG”). The amounts are loaned between entities with no specific payment terms and no stated interest rate, as necessary.

As of January 1, 2022, the Company shares office space with Tiedemann Advisors, LLC, an entity which shares a common owner with TIG Trinity Management, LLC and TIG Trinity GP, LLC. The Company makes the total payment for use of the office space on a monthly basis and is reimbursed by Tiedemann Advisors, LLC for its proportional share within the same period. For the nine months ended September 30, 2022, TIG’s share of the rent expense was approximately $837,000 and was included as occupancy costs on the combined and consolidated statement of operations.

In the prior year, the Company shared office space with Tiedemann Wealth Management, an entity which shares a common owner with TIG Trinity Management, LLC and TIG Trinity GP, LLC. The Company paid Tiedemann Wealth Management for use of the office space on a monthly basis. For the nine months ended September 30, 2021, the total rent expense was $787,000 and was included as occupancy costs on the combined and consolidated statement of operations.

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

For the nine months ended September 30, 2022, and 2021 (Unaudited)

(Expressed in United States Dollars)

8.	Leases

The Company determines whether an arrangement is a lease at inception. The Company has operating leases for one office location and various office equipment. As of September 30, 2022, our leases generally have remaining lease terms of up to 2 years. The Company has considered renewal options in determining the lease term used to establish our right-of use assets and lease liabilities. Our lease agreements do not contain any material residual guarantees or material restrictive covenants.

The Company recognizes lease liabilities at the present value of the contractual fixed lease payments discounted using our incremental borrowing rate, as the rate implicit in the lease is typically not readily determinable, as of the lease commencement date or upon modification of the lease. The Company has elected the short-term lease practical expedient, in which all leases with lease terms below 12 months are expensed accordingly.

The Company has lease agreements that contain both lease and non-lease components, and the Company accounts for lease components together with non-lease components (e.g., common-area maintenance).

The components of lease expense for the nine months ended September 30, 2022 was as follows:

Nine months ended September 30, 2022
Operating lease expense	$908,323
Variable lease expense	264,500
Short-term lease expense	7,245

Total lease expense	$1,180,068

Supplemental cash flow information and non-cash activity related to our operating leases are as follows:

Nine months ended September 30, 2022
Adjustments to reconcile net income to net cash provided by operating activities:
Non-cash lease expense	830,758
Operating cash flow information:
Decrease in lease liabilities	(749,857)

Supplemental balance sheet information related to our operating leases is as follows:

	Balance Sheet Classification	Nine months ended September 30, 2022
Right-of-use-assets	Lease right-of-use assets	$3,027,506
Current lease liabilities	Lease liabilities, current portion	$1,175,078
Non-current lease liabilities	Lease liabilities	$1,933,329

Weighted-average remaining lease term and discount rate for our operating leases are as follows:

Nine months ended September 30, 2022
Weighted-average remaining lease term	2.6 years
Weighted-average discount rate	4.6%

As of September 30, 2022, the future minimum lease payments for the Company’s operating leases for each of the years ending December 31 were as follows:

2022	$312,531
2023	1,250,123
2024	1,250,123
2025	414,976

Total lease payments	$3,227,753
Less: Imputed interest	119,346

Present value of lease liabilities	$3,108,407

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

For the nine months ended September 30, 2022, and 2021 (Unaudited)

(Expressed in United States Dollars)

9.	Commitments

As of December 31, 2021, the Company’s affiliate (Tiedemann Wealth Management) leases its office under an operating lease which commenced in April 2010 and expires in April 2025. Future minimum rent payments paid by the affiliate for the next five years are approximately as:

Year ending December 31

2022	$1,841,680
2023	1,841,680
2024	1,841,680
2025	460,420

Total	$5,985,460

The Company’s rent expense amounted to approximately $1,400,000 for the year ended December 31, 2021 and is included as a component of occupancy costs on the accompanying combined and consolidated statement of operations.

10.	Term Loan

The Company entered into a credit agreement with Texas Capital Bank, National Association, a national banking association lender located in Dallas, TX on March 23, 2018, and revised on April 3, 2020, with a total available amount of $45,000,000 and a maturity date of April 3, 2026. As part of the credit agreement, Texas Capital Bank will serve as the administrative agent of the loan on behalf of other lenders. Of the credit agreement, there is $15,000,000 which was lent by Cross First Bank. The main purpose of the term loan is to borrow in order to acquire minority-share purchases in asset management companies. In accordance with the credit agreement, the Company may request additional term loans.

There were no guarantees by Members of the Company. The balance of the loan was $42,750,000 as of September 30, 2022, and December 31, 2021, respectively. There were debt issuance costs of $594,758 as of September 30, 2022 and December 31, 2021, respectively, with a balance of $278,612 and $339,151, remaining as of September 30, 2022 and December 31, 2021, respectively, included in the term loan, long term balance in the combined and consolidated statements of financial position and amortization expense of $60,539 during the nine months ended September 30, 2022 and 2021, respectively.

The interest rate on the loan is calculated based on the LIBOR rate plus 4%. Interest on the indebtedness evidenced by this note shall be computed on the basis of a three hundred sixty (360) day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated.

Interest expense for the nine months ended September 30, 2022, and 2021, was $1,756,658, and $1,681,483, respectively.

The term loan and interest are payable quarterly in twenty equal installments beginning on July 1, 2021. As of September 30, 2022, the minimum payments under the loan are as follows:

2022	$9,000,000
2023	9,000,000
2024	9,000,000
2025	9,000,000
2026	6,750,000

Total	$42,750,000

TIG Trinity Management, LLC and Subsidiary and TIG Trinity GP, LLC and Subsidiaries

Notes to the Combined and Consolidated Financial Statements

For the nine months ended September 30, 2022, and 2021 (Unaudited)

(Expressed in United States Dollars)

11.	Members’ Capital

Net profits or losses of the Company, excluding those net profits or losses associated with the TIG Arbitrage Strategy, are allocated to all Members in proportion to their agreed upon ownership percentages.

With respect to the TIG Arbitrage Strategy, each class of Members have certain rights to net profits or losses. Following the payment of the Class I Member revenue share, the remaining net profits or losses of the strategy are divided amongst the Class A, B, C, and D-1 members with 49.37% of the remaining net profits allocated to the Class D-1 Member and the balance allocated to Class A, Class B, and Class C Members in proportion to their agreed upon ownership percentages.

12.	Risk Factors

The significant types of financial risks to which the Company is exposed include, but are not limited to, performance risk, liquidity risk, and other additional risks. Market risk represents the potential loss that can be caused by increases or decreases in the fair value of investments resulting from market fluctuations. In addition, the market risk could adversely affect the business of underlying companies and their associated entities in many ways, including by reducing the value of assets under management and negatively affecting the underlying companies’ ability to attract future capital commitments, any of which could materially reduce the value of the Company. Liquidity risk is the risk that the Company will not be able to raise funds to fulfill its commitments, including its inability to sell investments quickly or at close to fair value. In the ordinary course of business, the Company enters into contracts that contain a variety of indemnifications. The Company’s maximum exposure under these arrangements is unknown. However, the Company has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote. The extent of the impact of the coronavirus (“COVID-19”) outbreak on the financial performance of the Company’s investments will depend on future developments, including the duration and spread of the outbreak and related advisories and restrictions and the impact of COVID-19 on the financial markets and the overall economy, all of which are highly uncertain and cannot be predicted. If the financial markets and/or the overall economy are impacted for an extended period, the Company’s investment results may be materially adversely affected.

13.	Legal Settlement

In July 2021, the Company entered into a confidential settlement agreement with respect to an outstanding legal action. As of July 31, 2021, there was no remaining outstanding liability related to this legal action, and the Company does not expect to accrue any additional amounts with respect to the settlement agreement.

14.	Merger Agreement

On September 19, 2021, the Company executed a definitive business combination agreement with, inter alios, Cartesian Growth Corporation (“Cartesian”), Tiedemann Wealth Management Holdings, LLC (“TWMH”), and Alvarium Investments Limited (“Alvarium”) whereby the Company, TWMH, and Alvarium will merge to form Alvarium Tiedemann Holdings, LLC, a multi-disciplinary financial services business and a wholly owned subsidiary of Alvarium Tiedemann Capital, LLC (“Umbrella”). Umbrella will become publicly listed through a business combination with Cartesian, a special purpose acquisition company, which will be renamed “Alvarium Tiedemann Holdings, Inc.” upon the completion of the transaction. The successful completion of the transaction, expected to close in the first quarter of 2023, is subject to the satisfaction of closing conditions, including receiving the appropriate regulatory approvals, shareholder approvals, and client consents.

15.	Subsequent Events

Based on management’s evaluation, there are no events subsequent to September 30, 2022, that require adjustment to or disclosure in the combined and consolidated financial statements, except as noted below. Management has evaluated events and transactions through and including January 6, 2023 the date these combined and consolidated financial statements were available to be issued.